Exhibit 99.1

Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution by L-3 Communications Corporation (“L-3 Communications”) of $550,000,000 in aggregate principal amount of 3.85% Senior Notes due 2026, registered pursuant to L-3 Communications’ and the subsidiary guarantors’ Registration Statement on Form S-3 (File No. 333-212152) filed on June 21, 2016, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee and the rating agency fees. All of such expenses are being borne by L-3 Communications.

SEC Registration Fee	$63,745
Rating Agency Fees	934,000
Accounting Fees and Expenses	250,000
Legal Fees and Expenses	300,000
Printing Expenses	14,000
Trustee’s Fees and Expenses	15,000
Blue Sky Fees and Expenses	—
Miscellaneous	6,000

Total	$1,582,745